UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 29, 2010

ACROSS AMERICA REAL ESTATE EXCHANGE, INC.
(Name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
State of Incorporation	Commision File Number	IRS Employer Identification No

7660 Goddard Street, Suite 100
 Colorado Springs, CO 80920
Address of principal executive offices

719-265-5821
Telephone number, including Area code

 _____________
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 27, 2010 Brian Klemsz resigned from the Board of Directors of Across America Real Estate Exchange Inc. (the “Company”).  Mr. Klemsz’s resignation was not the result of any disagreement with any Company practice or policy. Instead, Mr. Klemsz’s resignation stemmed from changes in the Company resulting from the Agreement and Plan of Merger and Reorganization (the “Agreement”) dated February 24, 2010 between the Company, Accredited Members, Inc. (“AMI”) and AAEX Acquisition Corp.  Pursuant to the Agreement AMI became a wholly owned subsidiary of the Company.  The material terms of the Agreement are described in a Current Report on Form 8-K dated February 24, 2010.

On March 29, 2010 Delray Wannemacher and David Lavigne were appointed to the Company’s Board of Directors.  Mr. Lavigne and Mr. Wannemacher both served on AMI’s Board of Directors prior to the execution of the Agreement, and have been involved in the development of AMI’s business operations.  The Agreement contemplated Messrs. Lavigne and Wannemacher being appointed to the Company’s Board of Directors upon the Company’s compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder.  Except for the Agreement, there were no arrangements or understandings pursuant to which either Mr. Lavigne or Mr. Wannemacher was appointed to the Board of Directors.  Further, except for their compensation in their on-going capacities as AMI officers, neither Mr. Lavigne nor Mr. Wannemacher are being provided separate or additional compensation in their capacities as Company directors.

Although neither Mr. Lavigne nor Mr. Wannemacher have been parties to any transaction with the Company, both were parties to the following transactions with AMI:

(i)     In consideration for 1.5 million shares of AMI common stock EdgeWater Research Partners LLC assigned its assets (customer contracts and related customer relationships) to AMI in February 2009.  Prior to joining AMI, Mr. Lavigne operated EdgeWater Research Partners LLC.

(ii)    Prior to his appointment to the AMI Board of Directors in May 2009 Mr. Wannemacher participated in a private placement transaction and lent the Company $50,000 which was evidenced by a convertible promissory note.  This note was subsequently converted into AMI common stock.

(iii)   In May 2009 AMI entered into an agreement with AMI Partners, LLC, an entity controlled by Mr. Wannemacher, whereby AMI Partners LLC agreed to serve as a non-exclusive sales representative on behalf of AMI.  This agreement was terminated in June 2009.  However, pursuant to the agreement AMI Partners LLC was issued a warrant to purchase one million shares of AMI common stock which was exercised in full at $0.15 per share on June 30, 2009.

(iv)   AMI Processing maintains an account with a third party bank that currently is utilized by AMI Processing solely for the purpose of processing AMI credit card transactions and/or merchant transactions.   AMI Processing provides this service to AMI at no cost.  AMI Processing is an entity controlled by Mr. Wannemacher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of March 2010.

Across American Real Estate Exchange Inc.

By:	/s/ Kent Kiefer
Chief Executive Officer